EXHIBIT 99.1

                                    THE BANK
                                    OF BELTON


News Release

DATE:                      April 4, 1997

TO:                        News Media

FROM:                      Jimmy Lollis

RELEASE DATE:              Immediate Release

                      THE BANK OF BELTON OPENS FOR BUSINESS

BELTON, SC - The Bank of Belton opened for business on March 25, 1997.

The state member bank is insured by the Federal Deposit Insurance Corporation. It is located at 711 Anderson Street and has a staff with over 175 years of community banking experience in the Belton area. The staff consists of Jimmy Lollis, President, Regenna Becks, Sandy Bryant, Marion Davis, Billie Jo Hall, Connie King and Denise Smith.

"All managerial decisions including loans, services and marketing will be made in Belton. The Bank's Board of Directors live and work in the Belton area and are concerned for the economic needs of our community. We are confident that individuals and businesses in the area will be receptive to the personal banking service that we will provide," according to Mr. Lollis.

The Board of Directors consist of Jack Clinkscales, Jr., Patsy Daniel, Dr. Tommy Dixon, Mike Greer, Dr. Kenneth Heller, Dianne Henderson, Brian Holliday, J.M. Horton, Marshall Keys, Lollis, Paul Marshall and Patrick O'Dell.

Banking hours are 8:30 AM to 5:00 PM Monday thru Wednesday and 8:30 AM to 5:30 PM Thursday and Friday. Drive up window will open at 8:00 AM.

For further information, please call (864) 338-BANK.


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